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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                 ---------------


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported)     June 4, 1998
                                                 ---------------------


                             SUMMIT TECHNOLOGY, INC.
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)



       MASSACHUSETTS                    0-16937                 04-2897945
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(State or Other Jurisdiction          (Commission             (IRS Employer
     of Incorporation)                File Number)          Identification No.)



                                21 HICKORY DRIVE
                          WALTHAM, MASSACHUSETTS 02154
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                    (Address of Principal Executive Offices)



Registrant's telephone number, including area code:    (781) 890-1234
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         VISX SETTLEMENT; DISSOLUTION OF PILLAR POINT PARTNERS

         On June 4, 1998, the Company and VISX, Inc. settled all outstanding disputes and litigation between them, including the equipment royalty litigation in Federal Court in Massachusetts, and the LASIK royalty and Partnership dissolution litigation in Santa Clara County, California. Under the settlement, VISX and Summit have dissolved Pillar Point Partners and have granted to each other worldwide, royalty-free cross-licenses to all of their respective U.S. and foreign patents in the field of laser ablation of corneal tissue, including all patents presently included or includable in Pillar Point. These cross-licenses permit each company, INTER ALIA, to license each other's patents to users of their equipment. The Company and VISX will retain all rights to license their own patents to other manufacturers. As part of the settlement, VISX made a single, lump sum cash payment to the Company in the amount of $35 million.

         Exhibit Number                                 Title
         --------------                                 -----

              2.1 Settlement and Dissolution Agreement Dated June 4, 1998 ("Settlement Agreement") between Summit Technology, Inc., ET AL., and VISX, Inc., ET AL., with certain confidential portions redacted. The Registrant will furnish supplementally a copy of any omitted exhibit to the Settlement Agreement to the Securities and Exchange Commission upon request.



                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be duly signed on its behalf by the undersigned hereunto duly authorized.



                                        SUMMIT TECHNOLOGY, INC.



                                        By: /s/ Robert J. Palmisano
                                            ----------------------------------
                                            Robert J. Palmisano
                                            Chief Executive Officer


Date: June 19, 1998







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